NEWS RELEASE	2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces Pricing Terms of
Tender Offer for Certain Outstanding Debt Securities

HOUSTON – (June 9, 2016) – Baker Hughes Incorporated (the “Company”) (NYSE:BHI) announced today the pricing terms of its previously announced cash tender offer (the “Tender Offer”) for up to $1 billion combined aggregate principal amount (the “Maximum Tender Amount”) of its or its subsidiary’s 6.000% Senior Notes due 2018, 7.500% Senior Notes due 2018, 3.200% Senior Notes due 2021, 8.550% Debentures due 2024, 6.875% Notes due 2029 and 5.125% Senior Notes due 2040 (collectively, the “Notes”). The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 25, 2016, and the related Letter of Transmittal (as they may be amended or supplemented, the “Tender Offer Documents”).

In accordance with the terms of the Tender Offer, the withdrawal deadline was 5 p.m., New York City time, on June 8, 2016. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company).

The Total Consideration (as defined in the Tender Offer Documents) for each series of Notes is based on the applicable reference yield plus a fixed spread, in each case as set forth in the table below, and is payable to holders of the Notes who validly tendered and did not validly withdraw their Notes on or before 5 p.m., New York City time, on June 8, 2016 (the “Early Tender Date”) and whose Notes are accepted for purchase by the Company. The reference yields listed in the table were determined at 2 p.m., New York City time, on June 9, 2016 by the Lead Dealer Managers for the Tender Offer (identified below) upon the terms and subject to the conditions set forth in the Tender Offer Documents. The Total Consideration for each series of Notes includes an early tender premium of $30 per $1,000 principal amount of Notes accepted for purchase by the Company (the “Early Tender Premium”).

Title of Security	CUSIP Number	Acceptance Priority Level	Reference U.S. Treasury Security	U.S. Treasury Reference Yield	Fixed Spread (basis points)	Total Consideration(1)	Principal Amount Accepted
6.000% Senior Notes due 2018(2)	055482 AJ2	1	0.875% U.S. Treasury due 5/31/2018	0.771%	+75	$1,086.81	$53,127,000
7.500% Senior Notes due 2018	057224 AY3	1	0.875% U.S. Treasury due 5/31/2018	0.771%	+75	$1,142.12	$224,622,000
8.550% Debentures due 2024(2)	957674 AD6	2	1.625% U.S. Treasury due 5/15/2026	1.675%	+155	$1,373.41	$37,056,000
6.875% Notes due 2029	057224 AK3	3	1.625% U.S. Treasury due 5/15/2026	1.675%	+200	$1,320.32	$94,212,000
5.125% Senior Notes due 2040	057224 AZ0	4	2.500% U.S. Treasury due 2/15/2046	2.478%	+190	$1,110.90	$354,343,000
3.200% Senior Notes due 2021	057224 BC0	5	1.375% U.S. Treasury due 4/30/2021	1.220%	+85	$1,052.71	$236,640,000

(1)	Per $1,000 principal amount of Notes accepted for purchase. The Total Consideration includes the Early Tender Premium of $30 per $1,000 principal amount of Notes.

(2)	The 2018 6.000% Notes were issued by Western Atlas Inc., a subsidiary of the Company, as ultimate successor to BJ Services Company, and are fully and unconditionally guaranteed by the Company. The 2024 Notes were issued by Western Atlas Inc.

Upon the terms and subject to the conditions of the Tender Offer, including the Acceptance Priority Levels and proration, the Company will accept for purchase Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date such that the combined aggregate principal amount of such Notes does not exceed the Maximum Tender Amount. The settlement date for the Notes accepted for purchase by the Company in connection with the Early Tender Date is currently expected to be June 10, 2016.

Because the combined aggregate principal amount of validly tendered Notes exceeded the Maximum Tender Amount, the 3.200% Senior Notes due 2021 will be purchased subject to proration as described in the Tender Offer Documents. Notes not accepted for purchase will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company or otherwise returned in accordance with the Tender Offer Documents.

In addition to the Total Consideration, all holders of Notes accepted for purchase will also receive accrued and unpaid interest, rounded to the nearest cent, on the principal amount of such Notes from the last applicable interest payment date up to, but not including, the settlement date.

Although the Tender Offer is scheduled to expire at midnight, New York City time, at the end of June 22, 2016, because holders of Notes subject to the Tender Offer validly tendered and did not validly withdraw Notes on or prior to the Early Tender Date for which the combined aggregate principal amount exceeded the Maximum Tender Amount, the Company does not expect to accept for purchase any Notes tendered after the Early Tender Date.

The Company has retained Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC to act as Lead Dealer Managers and Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities LLC to act as Co-Dealer Managers. Global Bondholder Services Corporation is the Information Agent and Depositary. For additional information regarding the terms of the tender offer, please contact: Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect), HSBC Securities (USA) Inc. at (888) HSBC-4LM (toll free) or (212) 525-5552 (collect) or J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-4811 (collect). Requests for documents and questions regarding the tendering of securities may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only), (866) 924-2200 (for all others toll-free) or +001 (212) 430-3774 (international), by email at contact@gbsc-usa.com or to the Lead Dealer Managers at their respective telephone numbers. These documents regarding the tendering of securities are also available at http://www.gbsc-usa.com/BakerHughes/.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Tender Offer Documents and only in such jurisdictions as is permitted under applicable law.

About the Company

Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The company’s 39,000 employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information about Baker Hughes, visit: www.bakerhughes.com.

Note on Forward-Looking Statements

Certain statements in this press release, including those describing the completion of the Tender Offer, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2015, Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings available through the Company’s website at: www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and

Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.

CONTACTS:

Media Relations:	Melanie Kania, +1.713.439.8303, melanie.kania@bakerhughes.com
Investor Relations:	Alondra Oteyza, +1.713.439.8822, alondra.oteyza@bakerhughes.com